United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 18, 2019

Date of Report

Q2EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

(Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 18, 2019 in connection with the acquisition by Earth Property Holdings LLC (“Earth Property”) of Employee Owned Nursery Enterprises, Ltd., Q2Earth Inc. (the “Company”) purchased an additional 53,970 Class B Units in Earth Property for $21,588. The Company also received an additional $500,000 management fee under its Management Agreement, previously filed, with Earth Property.

Concurrently, Earth Property completed an exempt private offering of $1,900,000 of its Class A Units. The Class A Units were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933. Earth Property is an unconsolidated variable interest entity of the Company.

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On January 18, 2019, the Board of Directors (the “Board”) of the Company received the resignation of EisnerAmper LLP (“Eisner”) as the Company’s independent registered public accounting firm.

Eisner’s report on the Company’s consolidated financial statements for the years ended December 31, 2016 and 2017 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to lack of liquidity and working capital and its recurring operation losses. Other than the foregoing, the report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent fiscal year and the subsequent interim periods preceding January 18, 2019, there were:

(i) no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Eisner with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Eisner to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Eisner’s letter dated January 22, 2019 is attached as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On January 22, 2019, the Board approved the engagement of D. Brooks and Associates CPA’s P.A. (“Brooks”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted Brooks regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Brooks concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

ITEM 5.01 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

January 18, 2019 was the final day of service of David Shields as the Company’s Chief Financial Officer, who had previously tendered his resignation. Mr. Shields and the Company had no disagreements that led to his resignation. Mr. Shields left to pursue other professional opportunities not competitive with the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated January 23, 2018.

Exhibit 10.1	Subscription Agreement for Class B Units in Earth Property Holdings LLC

Exhibit 10.2	Form of Amended and Restated Limited Liability Company Agreement of Earth Property Holdings LLC.

Exhibit 16.1	Letter of EisnerAmper LLP dated January 22, 2019 to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2EARTH INC.

Date:	January 23, 2019	By:	/s/ Kevin Bolin
Kevin Bolin, Chief Executive Officer